Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated September 17, 2019, relating to the financial statements of TriSource Solutions, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

HONKAMP KRUEGER & CO, P.C.

/s/ Honkamp Krueger & Co, P.C.
Dubuque, Iowa

May 26, 2020